323680280
323680280
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DELINQ(149/149)
LA 4/1/2005 Drive-By BPO
7/19/2005
$112,000.00
$110,000.00
$99,000.00
$98,944.21
88.39%
89.94%
-1.78% 6/17/2005
$0.00
Watch List Report
Date: 10/31/2005 3:55:34 PM Deal Number: SAIL 2005-HE2 Report As of: 9/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Lien
Position
Aging/Delinquency
State
FICO(Date)
First Pmt
Last Paid Dt.
Valuation
Method
Valuation Date
Orig. Value
Current Value
Orig. Amount
Current Bal
OLTV
LTV
BPO Var. %
Loan Type
Boarding Date
Sr/Jr Lien Bal
Status History
Page 1 of 1 (1 records returned)
Watch List Report
Date: 10/31/2005 3:55:34 PM Deal Number: SAIL 2005-HE2 Report As of: 9/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Lien
Position
Aging/Delinquency
State
FICO(Date)
First Pmt
Last Paid Dt.
Valuation
Method
Valuation Date
Orig. Value
Current Value
Orig. Amount
Current Bal
OLTV
LTV
BPO Var. %
Loan Type
Boarding Date
Sr/Jr Lien Bal
Status History
Page 1 of 1 (1 records returned)